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MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights - Pro Forma (1) (Dollars in millions)
Unaudited

                              1999                      1998

                          Q2     Q1         YTD       Q4     Q3     Q2     Q1
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Video Revenues
   Basic cable         $ 446  $ 439     $ 1,675    $ 420  $ 422  $ 420  $ 413
   Premium                82     82         323       82     82     80     79
   Pay-per-view           15     22          52       12     15     12     13
   Advertising            51     42         157       49     37     40     31
   Equipment & instal.    46     46         177       47     46     44     40
   Other                   1      1           2        1      -      -      1
                        ----- -----     -------    -----  -----  -----   -----
Total Video Revenues     641    632       2,386      611    602    596    577

Telephone and
   High Speed Data        24     22          39       12      9      8     10
                        ----- -----     -------    -----  -----  -----   -----
Total Broadband Revenue$ 665  $ 654     $ 2,425    $ 623  $ 611  $ 604  $ 587
                        ===== =====     =======    =====  =====  =====  =====


Operating Cash Flow (2)
   Video (excluding
     Y2K costs)        $ 264 $ 267     $ 1,010     $ 260 $ 248  $ 252  $ 250
   New Products          (11)  (19)        (61)      (20)  (16)   (15)   (10)
   Year 2000 costs        (5)   (7)        (13)       (6)   (6)    (1)     -
                        ----- -----     -------     ----- -----  -----  -----
Total Operating
   Cash Flow           $ 248 $ 241     $   936     $ 234 $ 226  $ 236  $ 240
                        ===== =====     =======     ===== =====  =====  =====

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(1)Results reflect pro forma adjustments for acquisitions and dispositions.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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